Exhibit 99.1

Lexeo Therapeutics Announces $80 Million Equity Financing to Further Advance Development of Transformative Genetic Medicines for Cardiovascular Diseases

Cash runway extended into 2028; capital proceeds to fund operations through potential 2027 efficacy readout for LX2006 in Friedreich ataxia cardiomyopathy

Financing led by Frazier Life Sciences and Janus Henderson Investors with participation from new and existing investors

NEW YORK – May 27, 2025 (GLOBE NEWSWIRE) – Lexeo Therapeutics, Inc. (Nasdaq: LXEO), a clinical stage genetic medicine company dedicated to pioneering novel treatments for cardiovascular diseases, today announced it has entered into a securities purchase agreement with a select group of institutional and healthcare accredited investors to issue and sell an aggregate of 20,790,120 shares (“Shares”) of its common stock (“Common Stock”) or, in lieu thereof, to certain investors, pre-funded warrants (“Pre-Funded Warrants”) to purchase 6,963,556 shares of Common Stock, in a private placement. Each full Share (or Pre-Funded Warrant in lieu thereof) will be accompanied by a warrant (a “Common Warrant”) to purchase one-half of a share of Common Stock. The purchase price for each Share and accompanying Common Warrant will be $2.8825 (or $2.8824 for each Pre-Funded Warrant and accompanying Common Warrant). Lexeo anticipates the gross proceeds from the private placement to be approximately $80 million, before deducting any offering related expenses. The private placement is expected to close on May 28, 2025, subject to customary closing conditions. The Pre-Funded Warrants will have an exercise price of $0.0001 per share until exercised in full, and the Common Warrants will have an exercise price of $2.82 per share and expire on May 28, 2029.

The private placement was co-led by Frazier Life Sciences and Janus Henderson Investors with participation by new and existing investors, including Adar1 Capital Management, Affinity Healthcare Fund, LP, Ally Bridge Group, Coastlands Capital, Surveyor Capital (a Citadel company), Vestal Point Capital, and Woodline Partners LP.

“This financing will enable Lexeo to build on its leadership in cardiac genetic medicines as we continue to advance our clinical stage pipeline,” said R. Nolan Townsend, Chief Executive Officer of Lexeo Therapeutics. “With the support of an exceptional group of new and existing long-term investors, we believe we remain well positioned to accelerate development of our programs and drive innovation with next-generation therapies that could redefine the treatment paradigm for devastating cardiovascular conditions.”

J.P. Morgan and Oppenheimer & Co. acted as co-lead placement agents for the transaction. Baird also acted as placement agent.

Lexeo intends to use net proceeds from the private placement to fund advancement of ongoing clinical stage programs, and for working capital and general corporate purposes. The proceeds from this private placement, combined with current cash, cash equivalents and marketable securities are expected to fund Lexeo’s operating and capital expenditures into 2028.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Concurrently with the execution of the securities purchase agreement, Lexeo and the investors entered into a registration rights agreement pursuant to which the company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and Common Stock underlying the Pre-Funded Warrants and Common Warrants (together, the “Warrant Shares”) sold in the private placement. Any offering of the Shares and Warrant Shares under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Company’s securities, nor shall there be any offer, solicitation, or sale of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The private placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the “Minimum Price” requirement (as defined in the Nasdaq rules).

About Lexeo Therapeutics

Lexeo Therapeutics is a New York City-based, clinical stage genetic medicine company dedicated to reshaping heart health by applying pioneering science to fundamentally change how cardiovascular diseases are treated. The Company is advancing a portfolio of therapeutic candidates that take aim at the underlying genetic causes of conditions, including LX2006 for the treatment of Friedreich ataxia (FA) cardiomyopathy, LX2020 for the treatment of plakophilin-2 (PKP2) arrhythmogenic cardiomyopathy, and others for devastating diseases with high unmet need.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding the expected closing of the private placement, anticipated receipt, impact and use of proceeds from the private placement, whether the conditions for the closing of the private placement will be satisfied, the filing of a registration statement or final prospectus, as applicable, to register the resale of the Shares and Warrant Shares to be issued and sold in the private placement, the anticipated cash runway following closing of the private placement , and other information that is not historical information. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Lexeo believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the company as well as certain estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Lexeo’s filings with the SEC), many of which are beyond the company’s control and subject to change. Actual results could be materially different from those indicated by such forward-looking statements as a result of many factors, including but not limited to: risks and uncertainties related to global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of Lexeo’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; delays in submission of regulatory filings or failure to receive regulatory approval; liquidity and capital resources; and other risks and uncertainties identified in Lexeo’s Annual Report on Form 10-K for the annual period ended December 31, 2024, filed with the SEC on March 24, 2025, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 12, 2025, as amended, and subsequent future filings Lexeo may make with the SEC. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Lexeo claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Lexeo expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Response:

Media@lexeotx.com

Investor Response:

Carlo Tanzi, Ph.D.

ctanzi@kendallir.com